Exhibit (h)(3)(iii)

ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST

Revised as of March 22, 2016

Separate Investment Portfolios

Portfolio Name

AllianzGI Advanced Core Bond Portfolio

AllianzGI Best Styles Global Managed Volatility Portfolio

AllianzGI Discovery U.S. Portfolio

AllianzGI Global Small-Cap Opportunities Portfolio

[Schedule A to Distribution Contract for AllianzGI Institutional Multi-Series Trust]

IN WITNESS WHEREOF, ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST and ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC have each caused this Schedule A to the Distribution Contract to be signed in its behalf by its duly authorized representative, on this 22nd day of March, 2016.

ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST

By:	/s/ Julian Sluyters
Name:	Julian Sluyters
Title:	President and Chief Executive Officer

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

By:	/s/ John Carroll
Name:	John Carroll
Title:	Managing Director, Chief Executive Officer

[Signature Page to Schedule A to Distribution Contract for AllianzGI Institutional Multi-Series Trust]